                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3 No.
333-128920) and the related Prospectus Supplement of the Crusade Global Trust
No. 2 of 2006 of our reports dated March 8, 2006, with respect to the consolidated financial statements and schedules of The PMI Group, Inc., The PMI
Group, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The PMI Group, Inc., included in its Annual Report (Form
10-K) for the year ended December 31, 2005 and of our report dated March 8,
2006, with respect to the consolidated financial statements of PMI Mortgage
Insurance Ltd included as Exhibit 99.1 in The PMI Group, Inc.'s Annual Report
(Form 10-K) for the year ended December 31, 2005.

/s/  Ernst & Young LLP
Los Angeles, California
September 13, 2006